Exhibit 4.3

SECURITY AND PLEDGE AGREEMENT

Dated as of May 3, 2013

among

Each Grantor From Time to time Party Hereto

and

U.S. BANK NATIONAL ASSOCIATION

as Collateral Agent for the Secured Parties

7.50% Convertible Senior Secured Notes due 2019

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SCHEDULE 1	—	INFORMATION
SCHEDULE 2	—	COMMERCIAL TORT CLAIMS
SCHEDULE 3	—	INTELLECTUAL PROPERTY
SCHEDULE 4	—	PLEDGED COMPANIES
SCHEDULE 5	—	UCC FILING JURISDICTIONS
SCHEDULE 8	—	ACCOUNTS
SCHEDULE 9	—	NEGOTIABLE COLLATERAL
ANNEX 1	—	FORM OF JOINDER
EXHIBIT A	—	FORM OF COPYRIGHT SECURITY AGREEMENT
EXHIBIT B	—	FORM OF PATENT SECURITY AGREEMENT
EXHIBITC	—	FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT D	—	FORM OF PLEDGED INTERESTS ADDENDUM
EXHIBIT E	—	FORM OF PERFECTION CERTIFICATE

ii

SECURITY AND PLEDGE AGREEMENT

This SECURITY AND PLEDGE AGREEMENT (this “Agreement”), is entered into as of May 3, 2013, by and among the Grantors listed on the signature pages hereof and those additional Persons that hereafter become parties hereto by executing a Joinder (as defined below) (each, a “Grantor”, and collectively, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION as collateral agent for the Secured Parties (as defined below) (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to the Indenture, dated as of May 3, 2013 (the “Issue Date”) among the Grantors and U.S. Bank National Association, a national banking association, as Trustee and Collateral Agent (as it may be Refinanced (as defined below) from time to time, the “Indenture”), SUPERNUS PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), has issued to the Holders the 7.50% Convertible Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, in order to induce the Holders to purchase the Notes, the Grantors have agreed to grant a continuing security interest in and to the Collateral in favor of the Collateral Agent in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations; and

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms.  All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture.  Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Indenture; provided, however, that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.  In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)                                 “Account” means an account (as that term is defined in Article 9 of the Code).

(b)                                 “Account Debtor” means an account debtor (as that term is defined in the Code).

(c)                                  “Agreement” has the meaning specified therefor in the preamble to this Agreement.

(d)                                 “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

(e)                                  “Books” means books, records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information), files, correspondence, customer lists, supplier lists and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

(f)                                   “Capital Stock” has the meaning specified therefor in the Indenture.

(g)                                  “Cash Equivalents” has the meaning specified therefor in the Indenture.

(h)                                 “Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.

(i)                                     “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(j)                                    “Collateral” has the meaning specified therefor in Section 2.

(k)                                 “Collateral Agent” has the meaning specified therefor in the preamble to this Agreement until a successor replaces it and, thereafter, means the successor.

(l)                                     “Collateral Agreements” has the meaning specified therefore in the Indenture.

(m)                             “Collateral Release Date” means the date, which is in any event no later than 45 days following the Issue Date, upon which the Secured Credit Facility shall be terminated and repaid in full.

(n)                                 “Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

(o)                                 “Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

(p)                                 “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 2.

(q)                                 “Commission” has the meaning specified therefor in the Indenture.

(r)                                    “Company” has the meaning specified therefor in the recitals to this Agreement.

(s)                                   “Control Agreement” means a control agreement, in form and substance necessary to perfect the security interest in favor of Collateral Agent, executed and delivered by a Grantor, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).  The Collateral Agent shall not be required to indemnify any securities intermediary or bank in connection with a Control Agreement.

(t)                                    “Controlled Account” has the meaning specified therefor in Section 6(k).

(u)                                 “Controlled Account Agreements” means those certain cash management agreements, in form and substance necessary to perfect the security interest in favor of Collateral Agent, each of which is executed and delivered by a Grantor, Collateral Agent, and one of the Controlled Account Banks.  The Collateral Agent shall not be required to indemnify any Controlled Account Bank in connection with a Controlled Account Agreement.

(v)                                 “Controlled Account Bank” has the meaning specified therefor in Section 6(k).

(w)                               “Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Collateral Agent, in substantially the form of Exhibit A.

(x)                                 “Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 3, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, and violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, and violations thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(y)                                 “Deposit Account” means a deposit account (as that term is defined in the Code).

(z)                                  “Documents” means documents (as that term is defined in the Code).

(aa)                          “Equipment” means any and all equipment (as that term is defined in the Code).

(bb)                          “Equity Interests” means all shares, options, warrants, membership interests, partnership interests or other interests of any kind, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, any other “equity security” (as such term is defined in Rule3a11-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act) or any other equity interest of any kind in such Person.

(cc)                            “Event of Default” has the meaning specified therefor in the Indenture.

(dd)                          “Excluded Accounts” means (i) Deposit Accounts or Securities Accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required in such Grantor’s reasonable judgment to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to the Grantors’ employees and (b) amounts required to be paid over to an employee benefit plan on behalf of the Company’s employees, and (ii) all segregated Deposit Accounts or Securities Accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts and trust accounts.

(ee)                            “Excluded Assets” means any of the following:  (i) ExcludedSecurities; (ii) any general intangible or permit, lease, license, contract, intellectual property, property right or agreement to which the Company or any of its domestic subsidiaries is a party or any of its rights, title or interests thereunder if and only to the extent that the grant of a Security Interest hereunder (a) is prohibited by or a violation of any law, rule or regulation applicable to such entity or (b) shall constitute or result in a breach of a term or provision of, or the termination of the abandonment, invalidation or unenforceability or a default under the terms of, such permit, lease, license, contract, intellectual property, property right or agreement (other than to the extent that any such law, rule, regulation, term or provision would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity); provided, however, that the Collateral shall include (and such security interest shall attach and the definition of Excluded Assets shall not then include) immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such permit, lease, license, contract or agreement not subject to the provisions specified in clauses (a) or (b) above; (iii) any letter-of-credit rights to the extent any Grantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose; (iv) Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited by the documents covering such joint venture; (v) (1) with respect to any trademarks, applications in the United States Patent and Trademark office to register trademarks on the basis of any of our or any of our domestic subsidiaries’ “intent to use” such trademarks will not be deemed to be Collateral unless and until a “statement of use” or “amendment to allege use” has been filed and accepted in the United States Patent and Trademark Office, whereupon such application shall be automatically subject to the Security Interest granted herein and deemed to be included in the Collateral, and (2) with respect to any other trademark or any patents or copyrights, such trademarks, patents or copyrights will not be deemed to be Collateral if the creation of a Security Interest therein will constitute or result in the abandonment, impairment, invalidation or unenforceability thereof any assets to the extent and for so long as the pledge of such assets is prohibited by law and such prohibition is not overridden by the Uniform Commercial Code or other applicable law; (vi) inventory, receivables, and cash and cash equivalents located in the United States and all payments and receivables in respect thereof, to the extent such Collateral secures any Grantor’s obligations under the Credit Facilities; (vii) Vehicles; (viii) the Licensed IP, the License Agreements (each as defined in the Unit Purchase Agreement) or any of Grantor’s rights, benefits, interests or title thereto, therein or thereunder, so long as the Unit Purchase Agreement and any survival provisions thereunder remains in effect, and (ix) Excluded Accounts.

(ff)                              “Excluded Security” means:

(i)                                     more than 65% of the issued and outstanding Voting Stock, and more than 65% of all other outstanding Equity Interests, of any Foreign Subsidiary that is a direct subsidiary of a Grantor;

(ii)                                  more than 65% of the issued and outstanding Voting Stock, and more than 65% of all other outstanding Equity Interests, of any Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the stock of one or more Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code;

(iii)                               any Equity Interests of any Subsidiary that is not directly held by a Grantor;

(iv)                              any Equity Interests of any Person that is not a Subsidiary of a Grantor (other than any such Equity Interests held in a securities account);

(v)                                 any interest in a joint venture or non-wholly owned Subsidiary to the extent and for so long as the attachment of the security interest created by the Collateral Agreements therein would violate any joint venture agreement, organization document, shareholders agreement or equivalent agreement relating to such joint venture or non-wholly owned Subsidiary that was entered into for legitimate and customary business reasons; and

(vi)                              any shares of stock or debt to the extent and for so long as the pledge of such shares of stock or debt is prohibited by law and such prohibition is not overridden by applicable law.

(gg)                            “Fixtures” means fixtures (as that term is defined in the Code).

(hh)                          “General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(ii)                                  “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.

(jj)                                “Holder” has the meaning specified therefor in the Indenture.

(kk)                          “Indenture” has the meaning specified therefor in the recitals to this Agreement.

(ll)                                  “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(mm)                  “Intellectual Property” means any and all (i) Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof, (ii) all copies and embodiments of any of the foregoing (in whatever form or medium), (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, and violations thereof, and (v) all rights corresponding thereto throughout the world.

(nn)                          “Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) the license agreements listed on Schedule 3, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Parties’ rights under the Note Documents and (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect to clause (i) and (ii) above, including payments there under and damages and payments for past, present, or future infringements, misappropriations, and violations thereof, (iv) the right to sue for past, present, and future breach or violations thereof, and (v) all rights corresponding thereto throughout the world.

(oo)                          “Inventory” means inventory (as that term is defined in the Code).

(pp)                          “Investment Related Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) any and all of the Pledged Interests.

(qq)                          “Issue Date” has the meaning specified therefor in the recitals to this Agreement.

(rr)                                “Joinder” means each Joinder to this Agreement executed and delivered by Collateral Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(ss)                              “Lien” has the meaning specified therefor in the Indenture.

(tt)                                “Material Adverse Change” means a change that results in or causes, (a) a material adverse change in, or a material adverse effect upon, the financial condition, business, performance, operations or Property of Grantor; (b) a material impairment of the ability of any Grantor to perform its obligations under any Note Document; or (c) a material adverse effect upon the validity or enforceability of any Note Document or the rights and remedies of the Secured Parties.

(uu)                          “Mortgage” means a mortgage, deed of trust, or deed to secure debt, in form and substance necessary to perfect the security interest in favor of the Collateral Agent.

(vv)                          “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code) and Pledged Notes.

(ww)                      “Note” or “Notes” shall mean any note or notes, as the case may be, authenticated and delivered under the Indenture.

(xx)                          “Note Documents” means the Notes, the Indenture and the Collateral Agreements, as such instruments and agreements may be Refinanced, from time to time.

(yy)                          “Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Collateral Agent, in substantially the form of Exhibit B.

(zz)                            “Patents” means patents and patent applications, including (i) the patents and patent applications listed on Schedule 3, (ii) all continuations, divisionals, continuations-in- part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements, misappropriations, or violations thereof, (iv) the right to sue for past, present, and future infringements, misappropriations, or violations thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(aaa)                   “Perfection Certificate” means a certificate substantially in the form of Exhibit E, completed and supplemented with the schedules and attachments contemplated thereby, and as amended, updated, modified or supplemented from time to time, and duly executed as of the Issue Date, and as of any subsequent delivery date as required pursuant to the Note Documents, by an Officer of a Grantor.

(bbb)                   “Permitted Liens” means:

(i)                                     any Liens on Inventory, receivables, and cash and cash equivalents located in the United States and all payments and receivables in respect thereof,securing the Credit Facilities;

(ii)                                  Liens on property (including Capital Stock) existing at the time of acquisition of the property by any Grantor (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(iii)                               Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(iv)                              Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(v)                                 Liens consisting of carriers’, warehousemen’s, landlord’s and mechanics’, suppliers’, materialmen’s, repairmen’s and similar Liens not securing Indebtedness or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case, incurred in the ordinary course of business;

(vi)                              any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(vii)                           Liens or leases or licenses or sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(viii)                        Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by anyGrantor;

(ix)                              Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self insurance or securing letters of credit issued in the ordinary course of business;

(x)                                 judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with GAAP;

(xi)                              any interest or title of a lessor, licensor or sublicensor under any lease, license or sublicense of the property of any Grantor, including intellectual property, as applicable;

(xii)                           Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of any Grantor on deposit with or in possession of such bank;

(xiii)                        any obligations or duties affecting any of the property any Grantor to any municipality or public authority with respect to any franchise, grant, license, or permit that do not impair the use of such property for the purposes for which it is held;

(xiv)                       Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;

(xv)                          restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;

(xvi)                       options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(xvii)                    Liens consisting of any law or governmental regulation or permit requiring a Grantor to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;

(xviii)                 any netting or set-off arrangements entered into by of any Grantor in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of any Grantor, including pursuant to any cash management agreement;

(xix)                       leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of any Grantor and other Liens incidental to the conduct of the business of any Grantor that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of such Grantor;

(xx)                          Liens arising from UCC financing statement filings regarding operating leases entered into by any Grantor in the ordinary course of business or other precautionary UCC financing statement filings;

(xxi)                       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; and

(xxii)                    Liens in an amount not to exceed $750,000.

(ccc)                      “Person” has the meaning specified therefor in the Indenture.

(ddd)                   “Pledged Companies” means each Person listed on Schedule 4 as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests are acquired or otherwise owned by a Grantor after the Issue Date.

(eee)                      “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Equity Interests listed on Schedule 4 and all other Equity Interests now owned or hereafter acquired by such Grantor, regardless of class or designation, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(fff)                         “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit D.

(ggg)                      “Pledged Notes” means all of each Grantor’s right, title and interest in and to all of the promissory notes listed on Schedule 4 and all other promissory notes now owned or hereafter acquired by such Grantor, and all substitutions therefor and replacements thereof and all proceeds thereof and all rights relating thereto.

(hhh)                   “Proceeds” has the meaning specified therefor in Section 2.

(iii)                               “PTO” means the United States Patent and Trademark Office.

(jjj)                            “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

(kkk)                   “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(lll)                               “Refinance” means, in respect of any Indebtedness, to extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part and such term shall include, without limitation, increasing the amount borrowable thereunder, altering the maturity date thereof and adding subsidiaries as borrowers or guarantors thereunder.  “Refinanced” and “Refinancing” shall have correlative meanings.

(mmm)       “Secured Obligations” means the obligations of any Grantor and any other obligor under the Note Documents (i) to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due, in each case, under or in connection with the Indenture, the Notes and any other Note Document, and (ii) to perform all of their other respective obligations to the Trustee, the Collateral Agent and the Holders under the Note Documents, in each case, according to the respective terms thereof (including, in the case of each of clauses (i) and (ii) reasonable and documented attorneys’, agents’ and professional advisors’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding).

(nnn)                   “Secured Parties” shall mean the Collateral Agent, the Trustee and Holders of the Notes.

(ooo)                   “Securities Account” means a securities account (as that term is defined in the Code).

(ppp)                   “Security Interest” has the meaning specified therefor in Section 2.

(qqq)                               “Specified Party” has the meaning specified therefor in the definition of Intellectual Property Licenses in this Agreement.

(rrr)                                        “Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Related Property.

(sss)                         “Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Collateral Agent, in substantially the form of Exhibit C.

(ttt)                            “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 3, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations, violations, or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(uuu)                   “Trustee” has the meaning specified therefore in the Indenture.

(vvv)                   “Unit Purchase Agreement” means that certain Unit Purchase Agreement, dated as of December 14, 2011, by and between the Company and Royalty Opportunities S.ar.l, as amended or otherwise modified.

(www)             “URL” means “uniform resource locator,” an internet web address.

(xxx)                   “Vehicles” means motor vehicles and other assets subject to a certificate of title statute.

2.                                      Grant of Security.

(a)                                 Effective from and after the Collateral Release Date, each Grantor hereby unconditionally grants to Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(i)                                     all of such Grantor’s Accounts;

(ii)                                  all of such Grantor’s Books;

(iii)                               all of such Grantor’s Chattel Paper;

(iv)                              all of such Grantor’s Deposit Accounts;

(v)                                 all of such Grantor’s Goods, Equipment and Fixtures;

(vi)                              all of such Grantor’s General Intangibles;

(vii)                           all of such Grantor’s Intellectual Property and Intellectual Property Licenses;

(viii)                        all of such Grantor’s Documents;

(ix)                              all of such Grantor’s Inventory;

(x)                                 all of such Grantor’s Investment Related Property;

(xi)                              all of such Grantor’s Negotiable Collateral;

(xii)                           all of such Grantor’s Supporting Obligations;

(xiii)                        all of such Grantor’s Commercial Tort Claims;

(xiv)                       all of such Grantor’s money or Cash Equivalents or other assets of such Grantor that now or hereafter comes into existence, whether or not in the possession, custody, or control of Collateral Agent (or its agent or designee) or any other Secured Party; and

(xv)                          all of the Proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Collateral Support, Deposit Accounts, Equipment, Fixtures, General Intangibles, Goods, Intellectual Property, Intellectual Property Licenses, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, Vehicles, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”).  Without limiting the generality of the foregoing, the term “Proceeds” also includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Collateral Agent from time to time with respect to any of the Investment Related Property.

(b)                                 Effective from and after the Issue Date to the Collateral Release Date, each Grantor hereby unconditionally grants to Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a Security Interest in all of such Grantor’s Collateral; provided, however, that Collateral shall, from and after the Issue Date to the Collateral Release Date, exclude any portion of the Collateral subject to a Lien under the Secured Credit Facility.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include Excluded Assets.  None of the covenants or representations and warranties herein or in any other Collateral Agreements shall be deemed to apply to any property constituting Excluded Assets.

3.                                      Security for Secured Obligations.  The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement also secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Collateral Agent, the Secured Parties or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding.

4.                                      Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Parties be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Indenture, or any other Note Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Indenture and the other Note Documents.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) Collateral Agent has notified the applicable Grantor of Collateral Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 15.

5.                                      Representations and Warranties.  Each Grantor hereby represents and warrants to Collateral Agent, for the benefit of the Secured Parties, that as of the Issue Date:

(a)                                 The exact legal name of each Grantor, type of entity of each Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Schedule 1.

(b)                                 Each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Schedule 1.

(c)                                  Schedule 1 sets forth all Real Property owned or leased by any of the Grantors.

(d)                                 Schedule 2 sets forth all Commercial Tort Claims of any Grantor for which the expected amount recoverable exceeds$250,000.

(e)                                  Schedule 3 provides a complete and correct list of (i) all registered Copyrights owned by any Grantor and all applications for registration of Copyrights owned by any Grantor; (ii) all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property that is material to the business of such Grantor owned or controlled by such Grantor to any other Person other than non-exclusive licenses granted in the ordinary course of business or (B) any Person has granted to any Grantor any exclusive license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor, other than licenses of commercially-available software; (iii) all Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor.

(f)                                   (i)                                     each Grantor owns exclusively or holds licenses in, or otherwise has the rights to use, all Intellectual Property that is necessary to the conduct of its business;

(ii)                                  to each Grantor’s knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change;

(iii)                               (A)                               to each Grantor’s knowledge, (1) such Grantor has not in the past six (6) years infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has in the past six (6) years infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change, and (B) there are no pending, or to any Grantor’s knowledge after reasonable inquiry, threatened infringement or misappropriation claims or proceedings pending against any Grantor, and no Grantor has received any notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change;

(iv)                              to each Grantor’s knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary in the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect; and

(v)                                 each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are material to the business of such Grantor.

(g)                                  This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations.  Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code or the delivery of Control Agreements with respect to Deposit Accounts and Securities Accounts, all filings and other actions necessary to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Collateral Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 5, or the delivery of Control Agreements with respect to each of the Deposit Accounts and Securities Accounts listed on Schedule 8.  Upon the making of such filings and the delivery of such Control Agreements, Collateral Agent shall have a perfected security interest in and upon the Collateral (subordinate only to Permitted Liens) to the extent such security interest can be perfected by the filing of a financing statement or the delivery of a Control Agreement.  Upon filing of the Copyright Security Agreement with the United States Copyright Office, filing of the Patent Security Agreement and the Trademark Security Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 5, all action necessary to protect and perfect the Security Interest in the United States in and on each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.

(h)                                 Schedule 4 provides a complete and correct list of all Equity Interests owned by any Grantor and all other investment property owned by any Grantor.

(i)                                     (i)                                     Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and thelegal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 4 asbeing owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Issue Date; (ii) all of thePledged Interests are duly authorized, validly issued, fully paid, nonassessable, and, to the extent that (x) the such Pledged Interestsare “securities” for purposes of Articles 8 and 9 of the Code or (y) the applicable Pledged Company has elected to have such PledgedInterests treated as “securities” for such purposes, certificated and the Pledged Interests constitute or will constitute the percentage ofthe issued and outstanding Equity Interests of the Pledged Companies of such Grantor identified on Schedule 4as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Related Property pledged by such Grantor to Collateral Agent as provided herein; (iv) all actions necessary to perfect and establish, or otherwise protect, Collateral Agent’s Liens in the Investment Related Property, and the proceeds thereof, will have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Collateral Agent (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to Collateral Agent) endorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 5 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, and any securities entitlements or other financial assets credited thereto, the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with Collateral Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Collateral Agent) endorsed in blank with respect to such certificates.  None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(j)                                    No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required (x) in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally and (y) in connection with the voting or disposition of Pledged Interests or any other Collateral in order to comply with applicable law and for the Grantors to maintain their qualification as “citizens of the United States” within the meaning of 46 U.S.C. § 50501 (a) and (d), qualified to operate in the coastwise trade of the United States. No Intellectual Property License of any Grantor that is necessary to the conduct of such Grantor’s business requires any consent of any other Person in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

(k)                                 Schedule 8 provides a complete and correct list of all of the Deposit Accounts and Securities Accounts owned by anyGrantor.

(l)                                     To each Grantor’s knowledge, there is no default, breach, violation, or event of acceleration existing under any Pledged Note and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation, or event of acceleration under any Pledged Note.  No Grantor that is an obligee under a Pledged Note has waived any default, breach, violation, or event of acceleration under such Pledged Note.

(m)                             Schedule 9 provides a complete and correct list of all of the Negotiable Collateral owned by any Grantor.

6.                                      Covenants.  Each Grantor, jointly and severally, covenants and agrees with Collateral Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22 it shall comply with each of the following terms.

(a)                                 Possession of Collateral.

(i)                                     In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, in each case, having an aggregate value or face amount of $250,000 or more, the Grantors shall promptly (and in any event within three (3) Business Days after receipt thereof) notify Collateral Agent in writing thereof, and if and to the extent that perfection or priority of Collateral Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within ten (10)Business Days), shall endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to Collateral Agent, together with such undated powers (or other relevant document of transfer acceptable to Collateral Agent) endorsed in blank and shall execute such other documents and instruments as shall be necessary to protect Collateral Agent’s security interest therein.

(ii)                                  Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (b) certificate any Equity Interests in any such limited liability company or such limited partnership.  To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent and (ii) such Grantor shall fulfill all other requirements under

Section 2 applicable in respect thereof.  Each Grantor hereby agrees that if any of the Pledged Collateral is at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law, (i) if necessary to perfect a security interest in such Pledged Collateral, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Collateral under the terms hereof, and (ii) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, (A) cause the organization documents of each such issuer that is a Subsidiary of a Grantor to be amended to provide that such Pledged Collateral shall be treated as “securities” for purposes of the Uniform Commercial Code and (B) cause such Pledged Collateral to become certificated and delivered to the Collateral Agent.

(b)                                 Chattel Paper.

(i)                                     Promptly after acquiring any electronic Chattel Paper with an aggregate value or face amount equal to or in excess of $250,000 (and in any event within three (3)Business Days after receipt thereof) each Grantor shall notify Collateral Agent in writing thereof, and shall promptly (and in any event within ten (10)Business Days after delivering notice to the Collateral Agent) take all steps reasonably necessary to grant Collateral Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $250,000; and

(ii)                                  If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Indenture), promptly mark such Chattel Paper and instruments with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of U.S. Bank National Association, as Collateral Agent for the benefit of the Secured Parties (as each such capitalized terms are defined in that certain Security and Pledge Agreement, dated as of May 3, 2013, by and among Supernus Pharmaceuticals, Inc. and the other Grantors identified therein and U.S. Bank National Association as Collateral Agent)”.

(c)                                  Control Agreements.

(i)                                     Subject to Section 26, each Grantor shall obtain a Control Agreement (which may include a Controlled Account Agreement) in form reasonably satisfactory to the Collateral Agent, from each bank maintaining a Deposit Account (other than any Excluded Account) for such Grantor, and which will provide the Collateral Agent with “control” (as such term is used in Article 9 of the Code) over each such Deposit Account;

(ii)                                  Except to the extent otherwise excused by the Note Documents and subject to Section 26, each Grantor shall obtain an authenticated Control Agreement in form reasonably satisfactory to the Collateral Agent, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor and which provides the Collateral Agent with “control” (as such term is used in Articles 8 and 9 of the Code) over such uncertificated securities, financial assets or commodities; and

(iii)                               Except to the extent otherwise excused by the Note Documents, each Grantor shall obtain an authenticated Control Agreement in form reasonably satisfactory to the Collateral Agent with respect to all of such Grantor’s investment property and which provides the Collateral Agent with “control” (as such term is used in Articles 8 and 9 of the Code) over such investment property.

(d)                                 Letter-of-Credit Rights.  If the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $250,000or more in the aggregate, then the applicable Grantor or the Grantors shall promptly (and in any event within three (3) Business Days after becoming a beneficiary), notify Collateral Agent, in writing, thereof and, promptly (and in any event within ten (10) Business Days after delivery of notice to the Collateral Agent), use commercially reasonable efforts to enter into a tri-party agreement with Collateral Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Collateral Agent and directing all payments thereunder to Collateral Agent’s Account.

(e)                                  Commercial Tort Claims.  If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $250,000or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within three (3) Business Days of obtaining such Commercial Tort Claim), notify Collateral Agent, in writing, upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within ten (10)Business Days after delivery of notice to the Collateral Agent), amend Schedule 2 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims, and file additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things necessary to protect Collateral Agent’s security interest therein.

(f)                                   Government Contracts.  If any Account or Chattel Paper arises out of a contract or contracts constituting Collateral with the United States of America or any department, agency, or instrumentality thereof (other than with respect to Excluded Assets), the Grantors shall promptly (and in any event within ten (10) Business Days of the creation thereof) notify Collateral Agent, in writing, thereof and, promptly (and in any event within ten (10)Business Days after delivery of notice to the Collateral Agent), execute an assignment instrument, and take any steps reasonably required in order that all moneys due or to become due under such contract or contracts shall be assigned to Collateral Agent, for the benefit of the Secured Parties.

(g)                                  Intellectual Property.

(i)                                     In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements, or supplements thereto, to further evidence

Collateral Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby, including, commencing on the six-month anniversary hereof and each six-month anniversary hereafter documentation sufficient to perfect Collateral Agent’s Liens on such Intellectual Property or Intellectual Property License for all new Patents or Trademarks that are registered or the subject of pending applications for registrations, and of all exclusive Intellectual Property Licenses that are material to the conduct of such Grantor’s business, in each case, which were entered into, acquired, registered, or for which applications for registration were filed by any Grantor during the immediately preceding six-month period and any statement of use or amendment to allege use was filed with respect to intent-to-use trademark applications.  In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property.

(ii)                                  Each Grantor shall have the duty, with respect to all Intellectual Property owned by such Grantor (whether now existing or hereafter required) that is material to and necessary in the conduct of such Grantor’s business, to take all reasonable and necessary measures to protect and diligently enforce and defend at such Grantor’s expense all of such Intellectual Property, in such Grantor’s reasonable business judgment, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability.  Each Grantor further agrees not to abandon any Intellectual Property or terminate any Intellectual Property License that is material to and necessary in the conduct of such Grantor’s business.  Each Grantor hereby agrees to take the steps described in this Section 6(g)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is material to and necessary in the conduct of such Grantor’s business.

(iii)                               Each Grantor acknowledges and agrees that the Secured Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor.  Without limiting the generality of this Section 6(g)(iii), each Grantor acknowledges and agrees that no member of the Secured Parties shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any member of the Secured Parties may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys, agents and other professionals) shall be for the sole account of Company.

(iv)                              Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in another country without giving Collateral Agent written notice thereof within ten (10) days following such filing and complying with Section 6(g)(i).  Upon receipt from the United States Copyright Office of notice of registration of any Copyright, each Grantor shall promptly (but in no event later than three (3) Business Days following such receipt) notify Collateral Agent in writing of such registration by delivering, or causing to be delivered, to Collateral Agent, documentation sufficient to perfect Collateral Agent’s Liens on such Copyright.  If any Grantor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Grantor shall promptly (but in no event later than three (3) Business Days following such acquisition) notify Collateral Agent, in writing, of such acquisition and deliver, or cause to be delivered, to Collateral Agent, documentation sufficient to perfect Collateral Agent’s Liens on such Copyright.  In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than three (3) Business Days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights.

(v)                                 Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is material to and necessary in the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions.

(vi)                              No Grantor shall enter into any Intellectual Property License to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to the Collateral Agent (and any transferees of Collateral Agent).

(h)                                 Investment Related Property.

(i)                                     If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within three (3) Business Days of acquiring or obtaining such Collateral) deliver to Collateral Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests.

(ii)                                  Upon the occurrence and during the continuance of an Event of Default, following the request of Collateral Agent, all sums of money and property paid or distributed in respect of the Investment Related Property that are received by any Grantor shall be held by the Grantors in trust for the benefit of Collateral Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Collateral Agent in the exact form received.

(iii)                               No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests if the same is prohibited pursuant to the Indenture.

(iv)                              Each Grantor agrees that it will cooperate with Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Related Property or to effect any sale or transfer thereof.

(i)                                     Real Property; Fixtures.  Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property with a fair market value in excess of $250,000 it (i) will promptly notify Collateral Agent, in writing, of the acquisition of such Real Property and (ii) will grant to Collateral Agent, for the benefit of the Secured Parties, a Mortgage on each fee interest in Real Property now or hereafter owned by such Grantor and shall deliver documentation and opinions in connection with the grant of such Mortgage, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable and documented attorneys’, agents’ and professional advisors’ fees and expenses) incurred in connection therewith.

(j)                                    Transfers and Other Liens.  No Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Indenture, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens.  The inclusion of Proceeds in the Collateral shall not be deemed to constitute Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Note Documents.

(k)                                 Controlled Accounts.

(i)                                     Each Grantor shall (A) establish and maintain cash management services at one or more of the banks set forth on Schedule 8 (each a “Controlled Account Bank”), and shall take reasonable steps to ensure that all of its and its Subsidiaries’ Account Debtors forward payment of the amounts owed by them directly to such Controlled Account Bank, and (B) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Grantor) into one or more bank accounts of such Grantor (each, a “Controlled Account”) at one of the Controlled Account Banks.

(ii)                                  Subject to Section 26, each Grantor shall establish and maintain Controlled Account Agreements with Collateral Agent and the applicable Controlled Account

Bank granting the Collateral Agent with “control” (as such term is used in Articles 8 and 9 of the Code) over each such Controlled Account.

(iii)                               So long as no Default or Event of Default has occurred and is continuing, any Grantor may add or replace a Controlled Account Bank or Controlled Account; provided, however, that prior to, or substantially concurrently with, the time of the opening of such Controlled Account, the applicable Grantor and such prospective Controlled Account Bank shall have executed and delivered to Collateral Agent a Controlled Account Agreement.

(l)                                     Pledged Notes.  Upon the occurrence and during the continuance of an Event of Default, Grantors (i) without the prior written consent of Collateral Agent, will not (A) waive or release any obligation of any Person that is obligated under any of the Pledged Notes, (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes, or (C) other than dispositions permitted under the Indenture, assign or surrender their rights and interests under any of the Pledged Notes or terminate, cancel, modify, change, supplement or amend the Pledged Notes, and (ii) shall provide to Collateral Agent copies of all material written notices (including notices of default) given or received with respect to the Pledged Notes promptly after giving or receiving such notice.

(m)                             Accounts.

(i)                                     No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor, except in the ordinary course of a Grantor’s business in accordance with practices and policies or as otherwise disclosed to Collateral Agent.  So long as no Event of Default has occurred and is continuing, the Grantors may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor.  At any time that an Event of Default has occurred and is continuing, Collateral Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

(ii)                                  Collateral Agent shall have the right (but not the obligation) at any time or times, in the name of any applicable Grantor, in Collateral Agent’s name or in the name of a nominee of Collateral Agent, to verify the validity, amount or any other matter relating to any Accounts or other Collateral, by mail, telephone, facsimile transmission or otherwise, and each Grantor shall cooperate fully with Collateral Agent in an effort to facilitate and promptly conclude any such verification process.

(n)                                 Inventory.  With respect to the Inventory of each Grantor:

(i)                                     Except where the failure to do so could not reasonably be expected to result in a Material Adverse Change, each Grantor shall at all times maintain inventory records by keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and such Grantor’s cost therefore and monthly withdrawals therefrom and additions thereto;

(ii)                                  Except where the failure to do so could not reasonably be expected to result in a Material Adverse Change, the Grantors shall produce, use, store and maintain the

Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); and

(iii)                               Each Grantor assumes all responsibility and liability arising from or relating to the production, use, sale or otherdisposition of the Inventory.

(o)                                 Equipment.  With respect to the Equipment of each Grantor:

(i)                                     Such Grantor has good and marketable title with respect to owned Equipment (except for minor defects in title to Equipment that do not materially interfere with its ability to conduct its business as currently conducted or to use such Equipment for its intended purpose); and

(ii)                                  All material Equipment that is necessary and useful in the proper conduct of its business is in good working order and condition, ordinary wear, tear, and casualty and condemnation excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

(p)                                 Properties.  Each Grantor covenants and agrees that, upon entering any real property lease with annual aggregate rent exceeding $250,000in respect of a property or properties at which any Collateral will be located from time to time, it will promptly amend Schedule 1 to reflect such new real property lease.

(q)                                 Perfection Certificate.  Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.02 of the Indenture, the Grantors shall deliver to the Collateral Agent a certificate executed by the Responsible Officer of each Grantor, setting forth any information required pursuant to the Perfection Certificate that has changed or confirming that there has been no change in such information since the date of the Perfection Certificate or the date of the most recent certificate delivered pursuant to this Section 6(q).  Delivery of the Perfection Certificate to the Collateral Agent is for informational purposes only and the Collateral Agent’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder or any Collateral Agreement (as to which the Collateral Agent is entitled to rely exclusively on Officer’s Certificates and the Company’s annual opinion).

(r)                                    Updated Collateral Information.

(i)                                     Such Grantor shall promptly furnish to Collateral Agent from time to time upon Collateral Agent’s reasonable request, such updates to the information disclosed pursuant to this Agreement, including any of Schedules 1 through 9 hereto, such that such updated information and exhibits are true and correct as of the date so furnished; provided that only one such request may be made per fiscal year unless an Event of Default shall have occurred and be continuing.

(ii)                                  Each Grantor agrees promptly (and in any event within 30 days of such change) to notify the Collateral Agent in writing of any change in (A) legal name of any Grantor, (B) the type of organization of any Grantor, (C) the jurisdiction of organization of any Grantor, or (D) the chief executive office of any Grantor and take all actions necessary to continue the perfection of the security interest created hereunder following any such change with the same priority as immediately prior to such change.

7.                                      Relation to Other Note Documents.  The provisions of this Agreement shall be read and construed with the other Note Documents referred to below in the manner so indicated.

(a)                                 Indenture.  In the event of any conflict between any one or more provisions in this Agreement and one or more provisions in the Indenture, such provisions of the Indenture shall control.

(b)                                 Patent, Trademark, Copyright Security Agreements.  The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Collateral Agent hereunder.  In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

8.                                      Further Assurances.

(a)                                 Other than as permitted by Section 15.05(a)(i) of the Indenture, the Company shall cause each of its Domestic Subsidiaries promptly (but in any event within fifteen (15) Business Days, after formation or acquisition thereof) to grant to Collateral Agent a Security Interest in, subject to the limitations set forth herein and in the Note Documents, all of such Domestic Subsidiary’s Collateral to secure the Secured Obligations.  Upon the execution and delivery of a Joinder by any such new Domestic Subsidiary, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

(b)                                 Each Grantor agrees that, from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that is necessary in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(c)                                  Each Grantor authorizes the filing by Collateral Agent (with no obligation) of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Collateral Agent such other instruments or notices, as Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest purported to be granted hereby.

(d)                                 Each Grantor authorizes Collateral Agent (with no obligation) at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.

9.                                      Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of anEvent of Default, Collateral Agent (or its designee), without obligation, (a) may (but shall not be obligated to) proceed to perform any and all of the obligations of anyGrantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully assuch Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with theenforcement of Collateral Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipmentnow or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that anyEquity Interests that is pledged hereunder be registered in the name of Collateral Agent or any of its nominees.

10.                               Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints Collateral Agent its attorney-in-fact,with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event ofDefault has occurred and is continuing under any Note Document, to take any action and to execute any instrument which may benecessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)                                 to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b)                                 to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Collateral Agent;

(c)                                  to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)                                 to file any claims or take any action or institute any proceedings which may be necessary to protect Collateral Agent’s security interest;

(e)                                  to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f)                                   to use any Intellectual Property or exercise any rights under Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g)                                  Collateral Agent, on behalf of the Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Collateral Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11.                               Collateral Agent May Perform.  If any Grantor fails to perform any agreement contained herein, Collateral Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

12.                               Collateral Agent’s Duties.  The powers conferred on Collateral Agent hereunder are solely to protect Collateral Agent’s security interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon Collateral Agent to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.  The further rights and duties of the Collateral Agent as provided in Section 15 of the Indenture apply under this Agreement and any Collateral Agreement mutatis mutandis.

13.                               Collection of Accounts, General Intangibles and Negotiable Collateral.  At any time upon the occurrence and during the continuance of an Event of Default, Collateral Agent or Collateral Agent’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to Collateral Agent, for the benefit of the Secured Parties, or that Collateral Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the applicable Note Documents.

14.                               Disposition of Pledged Interests by Collateral Agent.  None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, Collateral

Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests wereregistered and qualified pursuant to federal and state securities laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a)if Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Collateral Agent has handled the disposition in a commercially reasonable manner.

15.                               Voting and Other Rights in Respect of Pledged Interests.

(a)                                 Upon the occurrence and during the continuation of an Event of Default, (i) Collateral Agent may, at its option, and with three (3) Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Collateral Agent hereunder or under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Collateral Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Collateral Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

(b)                                 Except as otherwise permitted under the Note Documents, for so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Collateral Agent, the other members of the Secured Parties, or the value of the Pledged Interests.

16.                               Remedies.  Upon the occurrence and during the continuance of an Event of Default:

(a)                                 Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Note Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.  Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Collateral Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code.  Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable disposition (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

(b)                                 Collateral Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Collateral Agent.

(c)                                  Collateral Agent may, in addition to other rights and remedies provided for herein, in the other Note Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which Collateral Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Collateral Agent, and (ii) with respect to any Grantor’s Securities Accounts in which Collateral Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Collateral Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Collateral Agent.

(d)                                 Any cash held by Collateral Agent as Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Indenture.  In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(e)                                  Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing.  Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Collateral Agent.

17.                               Remedies Cumulative.  Each right, power, and remedy of Collateral Agent as provided for in this Agreement or in the other Note Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Note Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Collateral Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Collateral Agent of any or all such other rights, powers, or remedies.

18.                               Marshaling.  Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

19.                               Indemnity and Expenses.

(a)                                 Each Grantor agrees to indemnify Collateral Agent to the extent the Company would be required to do so pursuant to the Indenture.  This provision shall survive the termination of this Agreement and the Indenture, the resignation or removal of the Collateral Agent and the repayment of the Secured Obligations.

(b)                                 Grantors, jointly and severally, shall, upon written demand therefore and with reasonable detailed documentation thereof, pay to Collateral Agent all the expenses which Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Note Documents, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

20.                               Merger, Amendments; Etc.  THIS AGREEMENT, TOGETHER WITH THE OTHER NOTE DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Collateral Agent and each Grantor to which such amendment applies.  Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Collateral Agent and then only to the extent therein set forth.  A waiver by Collateral Agent of any right or remedy which Collateral Agent would otherwise have had on any other occasion.  Any waivers, amendments or otherwise occurring under this Agreement or any Collateral Agreement must occur in compliance with the Indenture.

21.                               Addresses for Notices.  All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Collateral Agent at its address specified in the Indenture, and to any of the Grantors at their respective addresses specified in the Indenture, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

22.                               Continuing Security Interest; Releases and Assignments.

(a)                                 This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until all Secured Obligations have been paid in full in accordance with the provisions of the Note Documents, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Collateral Agent, and its successors, transferees and assigns.

(b)                                 The Security Interests securing the Secured Obligations shall be released with respect to any Collateral, in whole or in part, to the extent the release of such Security Interests in such Collateral is permitted by and in accordance with the terms of the Indenture and any other Note Document (other than this Agreement) governing such Secured Obligations.

(c)                                  At the time of any release pursuant to clause (b) above, all rights to the Collateral released shall revert to the Grantors or any other Person entitled thereto, and Collateral Agent shall return to the Grantors any such released Collateral in its possession.

(d)                                 No transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture or any other Note Document or any other instrument or document executed and delivered by any Grantor to Collateral Agent nor the taking of further security, nor the retaking or re-delivery of the Collateral to any Grantor by Collateral Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except a release in accordance with this Section 22.

23.                               Governing Law.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH GRANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)                                 Each Grantor (i) agrees that any suit, action or proceeding against it arising out of or relating to this Agreement may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

24.                               Collateral Agent.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to Collateral Agent, for the benefit of each member of the Secured Parties.

25.                               Miscellaneous.

(a)                                 This Agreement is a Note Document.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Note Document mutatis mutandis.

(b)                                 Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c)                                  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d)                                 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Collateral Agent or any Grantor, whether under any rule of construction or otherwise.  This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(e)                                  The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(f)                                   Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Secured Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

(g)                                  All of the annexes, schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

26.                               Post-Closing Matters.  The Grantors hereby agree to deliver to the Collateral Agent, on or prior to the date that is 45 days after the Issue Date:

(a)                                 all documents representing all securities being pledged pursuant to this Agreement and related undated powers or endorsements duly executed in blank;

(b)                                 copies of executedTrademark Security Agreementsand Patent Security Agreements, filed with the PTO;and

(c)                                  a Control Agreement with respect to the Accounts set forth on Schedule 8; provided, however, that in the event the Grantors fail to obtain such Control Agreements for such accounts by the date that is 45 days after the Issue Date, the Grantors shall close such accounts and the balances, property or other assets therein shall be transferred within 60 days after the Issue Dateto another Deposit Account or Securities Account of such Grantor in respect of which an authenticated Control Agreement has been obtained and will take such other actions as necessary for the Collateral Agent’s security interests in such other Deposit Accounts or Securities Accounts granted hereunder to be perfected by “control” (as such term is defined under Articles 8 and 9 of the Code).

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTOR:	SUPERNUS PHARMACEUTICALS, INC.

	By:	/s/ Gregory S. Patrick
	Name:	Gregory S. Patrick
	Title:	V.P. and Chief Financial Officer

[Signature Page to Security and Pledge Agreement]

COLLATERAL AGENT:	U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

	By:	/s/ Alison D.B. Nadeau
	Name:	Alison D.B. Nadeau
	Title:	Vice President

[Signature Page to Security and Pledge Agreement]

SCHEDULES

SCHEDULE 1

NOTICE ADDRESS FOR ALL GRANTOR

c/o
Attention:
Facsimile:

INFORMATION AND COLLATERAL LOCATIONS OF
{Insert name of applicable Grantor}

I. Name of Grantor:
II. State of Incorporation or Organization:
III. Type of Entity:
IV. Organizational Number assigned by State of Incorporation or Organization:
V. Federal Identification Number:
VI. Place of Business (if it has only one) orChief Executive Office (if more than one placeof business) and Mailing Address:	Attention:

VII. Locations of Collateral:
(a) Properties Owned by the Grantor:
(b) Properties Leased by the Grantor or other related entity (Include Landlord’s Name):
(c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):
VIII. Other names used within past five years:

INFORMATION AND COLLATERAL LOCATIONS OF
{Insert name of applicable Grantor}

I. Name of Grantor:
II. State of Incorporation or Organization:
III. Type of Entity:
IV. Organizational Number assigned by State of Incorporation or Organization:
V. Federal Identification Number:
VI. Place of Business (if it has only one) orChief Executive Office (if more than one placeof business) and Mailing Address:	Attention:

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VII. Locations of Collateral:
(a) Properties Owned by the Grantor:
(b) Properties Leased by the Grantor or other related entity (Include Landlord’s Name):
(c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):
VIII. Other names used within past five years:

[NOTE:  ADD ADDITIONAL INFORMATION PAGE FOR EACH GRANTOR]

3

SCHEDULE 2

COMMERCIAL TORT CLAIMS

[include specific case caption or descriptions per Official Code Comment 5 to Section 9-108 of the Code]

SCHEDULE 3

INTELLECTUAL PROPERTY

COPYRIGHT REGISTRATIONS

Grantor	Country	Copyright	Registration No.	Registration Date

Copyright Licenses

Patents

Grantor	Country	Patent	Application/ Patent No.	Filing Date

Patent Licenses

Trademark Registrations/Applications

Grantor	Country	Mark	Application/ Registration No.	App/RegDate

Trade Names

Common Law Trademarks

Trademarks Not Currently In Use

Trademark Licenses

SCHEDULE 4

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

EQUITY INTERESTS

Name of Grantor	Issuer (“Pledged Companies”)	Certificate Number(s)	Number of Shares	Class of Equity Interests	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate (if applicable)	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

SCHEDULE 5

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Grantor	Jurisdictions

SCHEDULE 8

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Check here if Deposit Account is a Collateral Deposit Account	Check here if Deposit Account is a Collection Account	Description of Deposit Account if not a Collateral Deposit Account or Collection Account

SECURITIES ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Check here if Deposit Account is a Collateral Deposit Account	Check here if Deposit Account is a Collection Account	Description of Deposit Account if not a Collateral Deposit Account or Collection Account

LOCK BOXES

Name of Grantor	Name of Institution	Lock Box Number

SCHEDULE 9

NEGOTIABLE COLLATERAL

ANNEXES

ANNEX 1 TO SECURITY AND PLEDGE AGREEMENT
FORM OF JOINDER

Joinder No.            (this “Joinder”), dated as of                              , 201     by and among                         , a                        (the”New Subsidiary”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to the Indenture, dated as of May 3, 2013 among the Grantors and U.S. Bank National Association, a national banking association, as Trustee and Collateral Agent (as it may be amended, supplemented, extended, renewed, replaced, refunded or modified from time to time, the “Indenture”), SUPERNUS PHARMACEUTICALS, INC., a Delaware corporation, (the “Company”), has issued to the Holders (as defined in the Indenture) the 7.50% Convertible Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, pursuant to the Indenture, the New Subsidiary is required to execute, among other documents, a Supplemental Indenture in order to become a Grantor under the Indenture; and

WHEREAS, pursuant to Section 8 of the Security Agreement (as defined in the Indenture) the New Subsidiary may become a Grantor under the Security Agreement and thereby benefit from certain rights granted to the Grantors pursuant to the terms of the Note Documents;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Subsidiary hereby agrees as follows:

1.                                      All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Indenture.

2.                                      The New Subsidiary, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and the New Subsidiary hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary does hereby unconditionally grant to Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in and to all of such New Subsidiary’s right, title and interest in and to the Collateral.  Schedule 2, “Commercial Tort Claims”, Schedule 3, “Intellectual Property”,Schedule 4, “Pledged Companies”, Schedule 5, “List of Uniform Commercial Code Filing Jurisdictions”, Schedule 8”Accounts” and

Schedule 9”Negotiable Collateral” to the Security Agreement, attached hereto supplement Schedules 2 through 9, respectively, to the Security Agreement.  Each reference to a “Grantor” in the Security Agreement and the other Note Documents shall be deemed to include the New Subsidiary.  The Security Agreement is incorporated herein by reference.  The New Subsidiary authorizes Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.  The New Subsidiary also hereby ratifies any and all financing statements or amendments previously filed by Collateral Agent in any jurisdiction in connection with the Note Documents.

4.                                      The New Subsidiary represents and warrants to Collateral Agent and the Secured Parties that this Joinder has been duly executed and delivered by such New Subsidiary and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.                                      This Agreement is a Note Document.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Joinder.  Any party delivering an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Joinder but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Joinder.

6.                                      The Security Agreement, as supplemented hereby, shall remain in full force and effect.

7.                                      THE VALIDITY OF THIS JOINDER, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.                                      THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS JOINDER SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL

2

AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  COLLATERAL AGENT AND EACH NEW SUBSIDIARY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.

9.                                      TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, COLLATERAL AGENT AND EACH NEW SUBSIDIARY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS JOINDER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  COLLATERAL AGENT AND EACH NEW SUBSIDIARY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS JOINDER MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Security Agreement to be executed and delivered as of the day and year first above written.

NEW SUBSIDIARY:

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION,as Collateral Agent

By:
Name:
Title:

EXHIBITS

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this            day of                     ,201  , by and among Grantors listed on the signature pages hereof (each a “Grantor”, and collectively, jointly and severally, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to the Indenture, dated as of May 3, 2013 among the Grantors and U.S. Bank National Association, a national banking association, as Trustee and Collateral Agent (as it may be amended, supplemented, extended, renewed, replaced, refunded or modified from time to time, the “Indenture”), SUPERNUS PHARMACEUTICALS, INC., a Delaware corporation, (the “Company”), has issued to the Holders (as defined in the Indenture) the 7.50% Convertible Senior Secured Notes due 2019 (the “Notes”).  Each Grantor is entering into this Copyright Security Agreement in order to induce the Holders (as defined in the Indenture) to purchase the Notes and to secure the Secured Obligations;

WHEREAS, the Collateral Agent is willing to enter into the Indenture and the Holders are willing to purchase the Notes, but only upon the condition, among others, that Grantors shall have executed and delivered to Collateral Agent, for the benefit of the Secured Parties, that certain Security and Pledge Agreement, dated as of May 3, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security and Pledge Agreement”); and

WHEREAS, pursuant to the Security and Pledge Agreement, Grantors are required to execute and deliver to Collateral Agent, for the benefit of the Secured Parties, this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agree as follows:

1.                                      DEFINED TERMS.  All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security and Pledge Agreement or, if not defined therein, in the Indenture.

2.                                      GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL.  Each Grantor hereby unconditionally grants to Collateral Agent, for the benefit of each of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Copyright Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Copyright Collateral”):

(a)                                 all of such Grantor’s Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b)                                 all renewals or extensions of the foregoing; and

(c)                                  all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Copyright or any Copyright exclusively licensed under any Intellectual Property License, including the right to receive damages, or the right to receive license fees, royalties, and other compensation under any Copyright Intellectual Property License.

3.                                      SECURITY FOR SECURED OBLIGATIONS.  This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.                                      SECURITY AND PLEDGE AGREEMENT.  The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interests granted to Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security and Pledge Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the Security Interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security and Pledge Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Copyright Security Agreement and the Security and Pledge Agreement, the Security and Pledge Agreement shall control.

5.                                      AUTHORIZATION TO SUPPLEMENT.  Each Grantor shall give Collateral Agent prior written notice of no less than three (3) Business Days before filing any additional application for registration of any copyright and prompt notice in writing of any additional copyright registrations granted therefor after the date hereof.  Without limiting the Grantors’ obligations under the Note Documents, each Grantor hereby authorizes Collateral Agent to unilaterally modify this Copyright Security Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of each Grantor.  Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.                                      COUNTERPARTS.  This Copyright Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Copyright Security Agreement.  Delivery of an executed

2

counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Copyright Security Agreement.  Any party delivering an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Copyright Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Copyright Security Agreement.

7.                                      CONSTRUCTION.  This Copyright Security Agreement is a Note Document.  Unless the context of this Copyright Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof’, “herein”, “hereby”, “hereunder”, and similar terms in this Copyright Security Agreement refer to this Copyright Security Agreement as a whole and not to any particular provision of this Copyright Security Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified.  Any reference in this Copyright Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Secured Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

8.                                      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH GRANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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9.                                      Each Grantor (i) agrees that any suit, action or proceeding against it arising out of or relating to this Agreement may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

[signature page follows]

4

IN WITNESS WHEREOF, the parties hereto have caused this Copyright Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

SUPERNUS PHARMACEUTICALS, INC., as Company

By:
Name:
Title:

[OTHER GRANTORS]

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

2

SCHEDULE I
TO
COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Grantor	Country	Copyright	Registration No.	Registration Date

Copyright Licenses

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this            day of                     , 201  , byand among Grantors listed on the signature pages hereof (each a “Grantor”, and collectively, jointly and severally, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to the Indenture, dated as of May 3, 2013 among the Grantors and U.S. Bank National Association, a national banking association, as Trustee and Collateral Agent (as it may be amended, supplemented, extended, renewed, replaced, refunded or modified from time to time, the “Indenture”), SUPERNUS PHARMACEUTICALS, INC., a Delaware corporation, (the “Company”), has issued to the Holders (as defined in the Indenture) the 7.50% Convertible Senior Secured Notes due 2019 (the “Notes”).Each Grantor is entering into this Patent Security Agreement in order to induce the Holders (as defined in the Indenture) to purchase the Notes and to secure the Secured Obligations;

WHEREAS, the Collateral Agent is willing to enter into the Indenture and the Holders are willing to purchase the Notes, but only upon the condition, among others, that Grantors shall have executed and delivered to Collateral Agent, for the benefit of the Secured Parties, that certain Security and Pledge Agreement, dated as of May 3, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security and Pledge Agreement”); and

WHEREAS, pursuant to the Security and Pledge Agreement, Grantors are required to execute and deliver to Collateral Agent, for the benefit of the Secured Parties, this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1.                                      DEFINED TERMS.  All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security and Pledge Agreement or, if not defined therein, in the Indenture.

2.                                      GRANT OF SECURITY INTEREST IN PATENT COLLATERAL.  Each Grantor hereby unconditionally grants to Collateral Agent, for the benefit of each of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Patent Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Patent Collateral”):

(a)                                 all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b)                                 all divisionals, continuations, continuations-in-part, reissues, reexaminations, or extensions of the foregoing; and

(c)                                  all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Patent or any Patent exclusively licensed under any Intellectual Property License, including the right to receive damages, or right to receive license fees, royalties, and other compensation under any Patent Intellectual Property License.

3.                                      SECURITY FOR SECURED OBLIGATIONS.  This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.                                      SECURITY AND PLEDGE AGREEMENT.  The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security and Pledge Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Security and Pledge Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Patent Security Agreement and the Security and Pledge Agreement, the Security and Pledge Agreement shall control.

5.                                      AUTHORIZATION TO SUPPLEMENT.  If any Grantor shall obtain rights to any new patent application or issued patent or become entitled to the benefit of any patent application or patent for any divisional, continuation, continuation-in-part, reissue, or reexamination of any existing patent or patent application, the provisions of this Patent Security Agreement shall automatically apply thereto.  Without limiting the Grantors’ obligations under the Note Documents, each Grantor hereby authorizes Collateral Agent to unilaterally modify this Patent Security Agreement by amending Schedule I to include any new patent rights of each Grantor.  Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.                                      COUNTERPARTS.  This Patent Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Patent Security Agreement.  Delivery of an executed counterpart of this

2

Patent Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Patent Security Agreement.  Any party delivering an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Patent Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Patent Security Agreement.

7.                                      CONSTRUCTION.  This Patent Security Agreement is a Note Document.  Unless the context of this Patent Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof’, “herein”, “hereby”, “hereunder”, and similar terms in this Patent Security Agreement refer to this Patent Security Agreement as a whole and not to any particular provision of this Patent Security Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified.  Any reference in this Patent Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Secured Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

8.                                      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH GRANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.                                      Each Grantor (i) agrees that any suit, action or proceeding against it arising out of or relating to this Agreement may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

3

[signature page follows]

4

IN WITNESS WHEREOF, the parties hereto have caused this Patent Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

SUPERNUS PHARMACEUTICALS, INC., as Company

By:
Name:
Title:

[OTHER GRANTORS]

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

2

SCHEDULE I
TO
PATENT SECURITY AGREEMENT

Patents

Grantor	Country	Patent	Application/ Patent No.	Filing Date

Patent Licenses

EXHIBIT C

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this            day of                     ,201  , by and among Grantors listed on the signature pages hereof (each a “Grantor”, and collectively, jointly and severally, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to the Indenture, dated as of May 3, 2013 among the Grantors and U.S. Bank National Association, a national banking association, as Trustee and Collateral Agent (as it may be amended, supplemented, extended, renewed, replaced, refunded or modified from time to time, the “Indenture”), SUPERNUS PHARMACEUTICALS, INC., a Delaware corporation, (the “Company”), has issued to the Holders (as defined in the Indenture) the 7.50% Convertible Senior Secured Notes due 2019 (the “Notes”).  Each Grantor is entering into this Trademark Security Agreement in order to induce the Holders (as defined in the Indenture) to purchase the Notes and to secure the Secured Obligations;

WHEREAS, the Collateral Agent is willing to enter into the Indenture and the Holders are willing to purchase the Notes, but only upon the condition, among others, that Grantors shall have executed and delivered to Collateral Agent, for the benefit of the Secured Parties, that certain Security and Pledge Agreement, dated as of May 3, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security and Pledge Agreement”); and

WHEREAS, pursuant to the Security and Pledge Agreement, Grantors are required to execute and deliver to Collateral Agent, for the benefit of Secured Parties, this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1.                                      DEFINED TERMS.  All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security and Pledge Agreement or, if not defined therein, in the Indenture.

2.                                      GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL.  Each Grantor hereby unconditionally grants to Collateral Agent, for the benefit of each Secured Party, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a)                                 all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to onSchedule I;

(b)                                 all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(c)                                  all products and proceeds (as that term is defined in the Code) of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any Intellectual Property License, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any Trademark Intellectual Property License.

3.                                      SECURITY FOR SECURED OBLIGATIONS.  This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.                                      SECURITY AND PLEDGE AGREEMENT.  The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security and Pledge Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security and Pledge Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Trademark Security Agreement and the Security and Pledge Agreement, the Security and Pledge Agreement shall control.

5.                                      AUTHORIZATION TO SUPPLEMENT.  If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto.  Each Grantor shall give prompt notice in writing to Collateral Agent with respect to any such new trademarks or renewal or extension of any trademark registration.  Without limiting the Grantors’ obligations under the Note Documents, each Grantor hereby authorizes Collateral Agent to unilaterally modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of each Grantor.  Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

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6.                                      COUNTERPARTS.  This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement.  Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement.  Any party delivering an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Trademark Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Trademark Security Agreement.

7.                                      CONSTRUCTION.  This Trademark Security Agreement is a Note Document.  Unless the context of this Trademark Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof’, “herein”, “hereby”, “hereunder”, and similar terms in this Trademark Security Agreement refer to this Trademark Security Agreement as a whole and not to any particular provision of this Trademark Security Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Trademark Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Secured Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in any other Note Document shall be satisfied by the transmission of a Record.

8.                                      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH GRANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.                                      Each Grantor (i) agrees that any suit, action or proceeding against it arising out of or relating to this Agreement may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter

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have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

SUPERNUS PHARMACEUTICALS, INC., as Company

By:
Name:
Title:

[OTHER GRANTORS]

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

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SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Application/ Registration No.	App/Reg Date

Trade Names

Common Law Trademarks

Trademarks Not Currently In Use

Trademark Licenses

EXHIBIT D

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of                            , 201  (this “Pledged Interests Addendum”), is delivered pursuant to Section 6 of the Security and Pledge Agreement referred to below.  The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security and Pledge Agreement, dated as of May 3, 2013, (as amended, restated, supplemented, or otherwise modified from time to time, the “Security and Pledge Agreement”), made by the undersigned, together with the other Grantors named therein, to U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent.  Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security and Pledge Agreement or, if not defined therein, in the Indenture.  The undersigned hereby agrees that the additional interests listed on Schedule I shall be and become part of the Pledged Interests pledged by the undersigned to Collateral Agent in the Security and Pledge Agreement and any pledged company set forth on Schedule I shall be and become a “Pledged Company” under the Security and Pledge Agreement, each with the same force and effect as if originally named therein.

This Pledged Interests Addendum is a Note Document.  Delivery of an executed counterpart of this Pledged Interests Addendum by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Pledged Interests Addendum.  If the undersigned delivers an executed counterpart of this Pledged Interests Addendum by telefacsimile or other electronic method of transmission, the undersigned shall also deliver an original executed counterpart of this Pledged Interests Addendum but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Pledged Interests Addendum.

The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Security and Pledge Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

THE VALIDITY OF THIS PLEDGED INTERESTS ADDENDUM, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS PLEDGED INTERESTS ADDENDUM SHALL BE TRIED AND LITIGATED ONLY IN THE STATE, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY

JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  COLLATERAL AGENT AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, COLLATERAL AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PLEDGED INTERESTS ADDENDUM OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  COLLATERAL AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS PLEDGED INTERESTS ADDENDUM MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has caused this Pledged Interests Addendum to be executed and delivered as of the day and year first above written.

GRANTORS:

SUPERNUS PHARMACEUTICALS, INC., as Company

By:
Name:
Title:

[OTHER GRANTORS]

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE I
TO
PLEDGED INTERESTS ADDENDUM

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.